An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR - SUBJECT TO COMPLETION – Dated: April 7, 2025

MERIDIAN VETERINARY INVESTORS, INC.

3811 Turtle Creek Boulevard, Suite 875

Dallas, Texas 75219

Registrant’s telephone number, including area code: (214) 651-4000

www.meridianvetre.com

Meridian Veterinary Investors, Inc. (herein referred to as “we,” “us,” “our,” “Meridian” and the “Company”) is offering up to 7,500,000 shares of our common stock (the “Shares”) at $10.00 per Share, and investors will be required to pay a transaction fee to the company of three and one-half percent (3.5%) of their investment amount (“Investor Processing Fee”) to help manage and offset offering costs, for gross proceeds of up to $75,000,000 (“Maximum Offering Amount”). For more information on the securities offered hereby, please see the item titled “Securities Being Offered” on page 19. The minimum investment established for each investor is $1,000. The sale of Shares will commence once this Offering Circular, as amended from time-to-time, is qualified by the Securities and Exchange Commission (“SEC”).

Price of Common Stock	Price to Public	Underwriting Discount and Commissions [1]	Proceeds to Issuer [2]	Proceeds to Other Persons
Per Share	$10.00	$0.45	$9.55	$0.00
Transaction Fee(3)	$0.35			$0.35
Total Maximum	$75,000,000	$3,424,750	$71,575,250	$0.00

(1)	DealMaker Securities LLC, referred to herein as the “Broker,” is engaged for administrative and compliance related services in connection with this Offering. The Broker does not purchase any securities from the issuer with a view to sell those for the issuer as part of the distribution of the security. The Broker and its affiliates will receive a one-time setup payment of $25,750, and a monthly payment of $2,000 up to a maximum of $6,000 for total accountable expenses expected to be incurred of $31,750. Upon the commencement of the Offering, there are monthly fees payable to Broker affiliates of $2,000 not to exceed $18,000. The Company and Broker have agreed that the maximum amount of cash commissions will be four and one-half percent (4.5%) if the offering is fully subscribed. Investors will pay maximum compensation of $3,424,750 (4.57%) of the gross proceeds. Please see “Plan of Distribution” for additional information. We also expect to incur expenses relating to this offering in addition to the fees due to DealMaker and its affiliates, including, but not limited to, legal, accounting, marketing, travel, printing and other miscellaneous expenses, which are not included in the foregoing table. See “Use of Proceeds” for more detail.

(2)	There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. All investor funds will be held in a segregated Company account until the investor’s subscription is accepted by the Company, at which time such funds will become available for the Company’s use. We will conduct separate closings, which closings may be conducted on a rolling basis. Closings will occur promptly after receiving investor funds, as determined by the Company, in its sole discretion.

(3)	Investors will be required to pay an Investor Processing Fee to the Company equal to three and one-half percent (3.5%) at the time of the subscription to help offset transaction costs. The maximum amount of Investor Processing Fee to be collected is $2,536,232. The Broker will receive commissions on this fee as well. See “Plan of Distribution” for more details.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN THREE (3) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D) (3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR. THE COMPANY INTENDS TO OFFER THE SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE.

Our common stock is not now listed on any national securities exchange, quotation system or the Nasdaq stock market and there is no market for our securities. There is no guarantee, and it is unlikely, that an active trading market will develop in our securities.

Provided that an investor purchases shares in the amount of the minimum investment ($1,000), there is no minimum number of shares that needs to be sold in order for funds to be released to the Company and for this Offering to close, which may mean that the Company does not receive sufficient funds to cover the cost of this Offering. The Offering will terminate at the earlier of (1) the date at which the Maximum Offering Amount has been sold, (2) the date that is twelve months from the date of this Offering Statement being re-qualified by the Commission, or (3) the date at which the Offering is earlier terminated by the company in its sole discretion, which may happen at any time. The Company anticipates that it will hold its initial closing on some date after the date of qualification and will hold additional closings at various times thereafter in the Company’s discretion.

This offering is being made pursuant to Tier 2 of Regulation A (Regulation A Plus), following the Form 1-A Offering Circular disclosure format.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 4.

i

SUMMARY INFORMATION

This summary highlights some of the information in this Offering Circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire Offering Circular, including the section entitled “Risk Factors” and the exhibits, before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” “Meridian” and the “Company” refer to Meridian Veterinary Investors, Inc. together with its wholly owned subsidiaries. In instances where we refer emphatically to “Meridian Veterinary Investors, Inc.” or where we refer to a specific subsidiary of ours by name, we are referring only to that specific legal entity. “Offering Statement” refers to the Company’s Form 1-A, including Part I, Part II and Part III, filed with the SEC and amended from time to time. “Offering Circular” refers to this Offering Circular comprising Part II of the Offering Statement. You are encouraged to contact the Company if any information is unclear.

The Company

The Company was incorporated on November 14, 2024, under the laws of the State of Delaware. Rights of our stockholders are governed by the Delaware General Corporation Law, our Certificate of Incorporation (“Certificate”) and our bylaws, copies of each of which are included as exhibits to the Offering Statement. The Company was formed to (i) acquire or develop specialty and emergency veterinary hospitals and other veterinary pet wellness related projects (“Project Investments”) through the Project Companies for investment purposes (with any development expected to consist of either the ground-up development of a new Project or the re-development of existing improvements and conversion into a Project), (ii) lease each Project to a highly qualified veterinary specialty hospital operator or animal care facility operator (the “Operator”), or, in the case of an existing leased Project, assume the relevant lease or leases, and (iii) obtain a return on each Project Investment for the Company through distributions of available cash flow derived from the rent payments under such lease and realize capital appreciation upon the eventual sale, exchange, refinancing, recapitalization or other disposition of each such Project.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements should we register our securities with the SEC after this offering.

Our corporate address is 3811 Turtle Creek Boulevard, Suite 875, Dallas, Texas, and our telephone number is (214) 651-4000.

 Capitalization

The Company has 10,000,000 Shares of Common Stock authorized pursuant its Certificate of Incorporation. As of the date of this Offering Circular, the Company has issued one share to each of the Company’s Directors, which the Company will reacquire after issuing Shares in this offering. Assuming all offered Shares are sold, following this offering, the Company will have 7,500,000 Shares issued and outstanding. The Company has not issued any options, warrants or other rights to buy Shares.

Use of Proceeds

In general, the Company will use net proceeds from the offering for offering expenses, Project Investments and operations. See “Use of Proceeds” for more detail.

Going Concern

The consolidated financial statements included in this Offering Circular have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge our liabilities in the normal course of business for the foreseeable future.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Our ability to raise additional capital through the future issuances of debt or equity is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, or our attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Risks

You should carefully read the section titled “Risk Factors” and the other information included in this Offering Circular for a discussion of facts that you should consider before deciding to invest in our Shares.

The Offering

This offering circular relates to the sale of up to 7,500,000 Shares of our Common Stock at a price of $10.00 per Share, for gross proceeds of up to $75,000,000, assuming all Shares are sold and after accounting for a three and one-half percent (3.5%) Investor Processing Fee payable by investors. There is no offering minimum investment amount that must be achieved prior to accepting funds from investors. Notwithstanding the foregoing, the Offering is made subject to withdrawal, cancellation, or modification by the Company without notice and solely at the Company’s discretion. The Company reserves the right to reject any subscription or to allot to any prospective investor less than the number of Shares subscribed for such prospective investor. The minimum investment amount established for each investor is $1,000. We may conduct separate closings, which closings may be conducted on a rolling basis.

The sale of Shares will commence once this Offering Circular, as amended, is qualified by the SEC. This offering shall be terminated upon (i) the date which is three years from the date this Offering Circular or amendment thereof, as applicable, is qualified by the SEC; provided that, the Company has filed annual amendments with the SEC to update its financial statements, or (ii) the sale of the Maximum Offering Amount of Shares for the offering. Notwithstanding the foregoing, we may amend, rescind, or terminate this offering at any time, in our sole discretion, and will amend or supplement this Offering Circular as appropriate.

We have engaged DealMaker Securities LLC to act as the Broker of record in connection with this Offering, to act as broker of record. The Broker does not purchase any securities from the issuer with a view to sell those for the issuer as part of the distribution of the security. . The maximum fees payable to Broker and its affiliates is six and 90/100ths percent (4.9%) of the Maximum Offering Amount.

In order to subscribe to purchase the shares, a prospective investor must visit our investor portal maintained by Novation Solutions, Inc. (o/a DealMaker (“DealMaker”)), an affiliate of Broker, at www.invest.Meridian.com and complete a subscription agreement and send payment by wire transfer, ACH, or credit card, in accordance with the instructions provided within the portal. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by an investor who is a natural person for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth, unless the purchaser is an accredited investor. In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

You should rely only on the information contained in this Offering Circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of our shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents and agreements relating to this offering, if readily available to us, will be made available to a prospective investor or its representatives upon request.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this Offering Circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this Offering Circular before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Offering Circular also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Offering Circular. In addition to the other information provided in this Offering Circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our common stock. Material risks identified by the Company are discussed in this section; however, discussion may not include all risks applicable to an investment in Shares to the extent such risks have not been contemplated by the Company.

Risks Related to this Offering and our Common Stock

There is no current market for any shares of the Company’s Shares.

You should be prepared to hold this investment indefinitely. There is no established market for these securities and there may never be one. As a result, if you decide to sell these securities in the future, you may not be able to find a buyer. Investors should assume that they may not be able to liquidate their investment or be able to pledge their shares as collateral.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may at some point have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company or cryptocurrency exchange service and interest charged on unpaid card balances (which can reach over 25% in some states) add to the effective purchase price of the shares you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, your recovery options in the case of disputes may be limited. The increased costs due to Investor Processing Fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the state of Delaware, regardless of convenience or cost to you, the investor.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as Exhibit 4.1 to the Offering Statement of which this Offering Circular is part. In the agreement, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the state of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or results of operations.

We may need additional capital, and the sale of additional Shares or other equity securities could result in additional dilution to our stockholders.

We may require additional capital and may require additional cash resources due to changed business conditions or other future developments. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

The intended use of proceeds from this offering is more particularly described in the Section titled “Use of Proceeds;” however, such description is not binding and the actual use of proceeds may differ from the description contained therein. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The offering price of our Shares from the Company has been arbitrarily determined.

Our management has determined the Shares offered by the Company. The price of the Shares we are offering was arbitrarily determined based upon the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market value for our common stock.

The best efforts structure of this offering may yield insufficient gross proceeds to fully execute our business plan.

Shares are being offered on a best efforts basis. We are not required to sell any specific number or dollar amount of common stock, but will use our best efforts to sell the Shares offered by us. As a “best efforts” offering, there can be no assurance that the offering contemplated by this Offering Circular will result in any proceeds being made available to us.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of common stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We may experience investment delays.

There may be a delay between the time an investor’s subscription is accepted by the Company and the time the proceeds of this offering are invested in a Project. During these periods, the Company may invest these proceeds in short-term certificates of deposit, money-market funds, or other liquid assets with FDIC-insured, SIPC-insured, and/or NCUA-insured banking institutions, which will not yield a return as high as the anticipated return to be earned on a Project.

Shares are expected to be offered under an offering exemption, and if it were later determined that such exemption was not available, purchasers would be entitled to rescind their purchase agreements.

Shares are being offered to prospective investors pursuant to Tier 2 of Regulation A under the Securities Act. Unless the sale of Shares should qualify for such exemption the investors might have the right to rescind their purchase of Shares. Since compliance with these exemptions is highly technical, it is possible that if an investor were to seek rescission, such investor would succeed. A similar situation prevails under state law in those states where Shares may be offered without registration. If a number of investors were to be successful in seeking rescission, the Company would face severe financial demands that could adversely affect the Company and, thus, the non-rescinding investors. Inasmuch as the basis for relying on exemptions is factual, depending on the Company’s conduct and the conduct of persons contacting prospective investors and making the Offering, the Company will not receive a legal opinion to the effect that this Offering is exempt from registration under any federal or state law. Instead, the Company will rely on the operative facts as documented as the Company’s basis for such exemptions.

Non-compliance with certain securities regulations may result in the liquidation and winding up of the Company.

We are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”), and none of our management will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”), and thus the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. We have taken the position that the Loans are not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act, and thus our assets will comprise of less than 40% investment securities under the Investment Company Act and our management will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable law that is inherently subject to judgments and interpretation. If we were to be required to register under the Investment Company Act or our management were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of the Company or cause us to cease operations as currently contemplated.

There may be deficiencies with our internal controls that require improvements.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We do not know whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Risks Related to our Business

Since we have no operating history, it is difficult for potential investors to evaluate our business.

Our lack of operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. As an early-stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a newer business. Accordingly, our business and success face risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has expressed substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate more revenue. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

We depend heavily on personnel leased to us by Meridian, and turnover of such personnel could harm our business.

Our future business and results of operations depend in significant part upon the personnel leased to us by Meridian. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel to replace the leased employees as needed, our business could suffer. We do not have any key person insurance.

We may change our investment strategy without stockholder consent, which may result in riskier investments than our current investments.

We may change our investment strategy and guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy or guidelines may increase our exposure to interest rate and real estate market fluctuations.

We expect to face competition, often from companies with greater resources and experience than we have.

We will face competition if the sourcing and acquisition of Projects. Many of our competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by Project Investments will be available or sufficient to meet or satisfy our initiatives, objectives or requirements.

We intend to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development plans and strategies develop, we expect to need additional managerial, operational, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our company.

If we fail to comply with government laws and regulations it could have a materially adverse effect on our business.

We may be subject to federal, state and local laws and regulations that are extremely complex. We will exercise care in structuring our operations to comply in all material respects with applicable laws to the extent possible. The laws, rules and regulations applicable to our operations are complex and subject to interpretation. In the event of a determination that we are in violation of such laws, rules or regulations, or if further changes in the regulatory framework occur, any such determination or changes could have a material adverse effect on our business. There can be no assurance however that we will not be found in noncompliance in any particular situation.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of key personnel, risks posed by natural disasters, and risks of lawsuits from our employees. Any of these risks may result in significant losses. We cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

Our ability to service our indebtedness will depend on our ability to generate cash in the future.

Our ability to make payments on our indebtedness, if any, will depend on our ability to generate cash in the future. If we are unable to service our debt obligations, fund our other liquidity needs and maintain compliance with our financial and other covenants, we could be forced to curtail our operations, our creditors could accelerate our indebtedness and exercise other remedies and we could be required to pursue one or more alternative strategies, such as selling assets or refinancing or restructuring our indebtedness. However, such alternatives may not be feasible or adequate.

The geographic concentration of the properties underlying our investments may increase our risk of loss.

We have not established any limit upon the geographic concentration of properties comprising our Project Investments. As a result, such properties may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in these states could have an adverse effect on our business.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

DILUTION

We have issued one Share to each of the Company’s Directors at par value, which is redeemable by the Company at par value once it has issued Shares in this offering. This amount is compared to the $10.00 per Share offered to investors. While this price discrepancy is expected to result in no or de minimis dilution for investors, all investors purchasing from the Company in this offering will experience dilution from future issuances.

PLAN OF DISTRIBUTION

We are offering up to 7,500,000 Shares in the Company at a price per Share of $10.00, for maximum offering proceeds of up to $75,000,000, minus direct shares, if all offered Shares are sold including a three and one-half percent (3.5%) fee payable by investors on their respective subscription amounts (“Investor Processing Fee”). There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of Shares is not sold. All investor funds will be kept in a segregated Company account until the investor is accepted by the Company. The minimum investment established for each investor is $1,000, plus the 3.5% Investor Processing Fee.

All investor funds will be held in a segregated Company account until the investor’s subscription is accepted by the Company, at which time such funds will become available for the Company’s use. We will conduct separate closings, which closings may be conducted on a rolling basis. Closings will occur promptly after receiving investor funds, but no less frequently than every 30 days.

The sale of Shares will commence within two calendar days from when the Offering Circular, as amended, is qualified by the SEC. The offering will terminate on the earliest to occur of (i) the date subscriptions for the maximum offering amount have been accepted, (ii) the date which is three years from the date our Offering Statement, as amended, is initially qualified by the Commission, or (iii) any earlier date on which we elect to terminate Notwithstanding the foregoing, we may amend, rescind or terminate this offering at any time, in our sole discretion, and will amend or supplement this offering circular as appropriate.

Agreement with DealMaker Securities, LLC

We have engaged DealMaker Securities, LLC, a broker-dealer registered with the Commission and a member of FINRA, to provide the administrative and compliance related functions in connection with this offering, and as broker-dealer of record. The Broker does not purchase any securities from the issuer with a view to sell those for the issuer as part of the distribution of the security. Such services shall not include providing any investment advice or any investment recommendations to any investor. The aggregate fees payable to the Broker and its affiliates are described below.

Administrative and Compliance Related Functions

DealMaker Securities, LLC will provide administrative and compliance related functions in connection with this Offering, including:

●	Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing the Company with information on an investor in order for the Company to determine whether to accept such investor into the offering;

●	If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;

●	Coordinating with third party agents and vendors in connection with performance of services;

●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;

●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;

●	Providing a dedicated account manager, who shall be identified open execution of this Agreement;

●	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;

●	Reviewing and performing due diligence on the Company and the Company’s management and principals and consulting with the Company regarding same;

●	Consulting with the Company on best business practices regarding this raise in light of current market conditions and prior self-directed capital raises;

●	Providing white-labeled platform customization to capture investor acquisition through the Broker’s platform’s analytic and communication tools;

●	Consulting with the Company on question customization for investor questionnaire;

●	Consulting with the Company on selection of webhosting services;

●	Consulting with the Company on completing template for the Offering campaign page;

●	Advising us on compliance of marketing materials and other communications with the public with legal standards and requirements;

●	Providing advice to the Company on preparation and completion of this Offering Circular;

●	Advising the Company on how to configure our website for the Offering working with prospective investors;

●	Providing extensive review, training and advice to the Company and Company personnel on how to configure and use the electronic platform for the offering powered by Novation Solutions Inc. O/A DealMaker , an affiliate of the Broker;

●	Assisting the Company in the preparation of state, Commission and FINRA filings related to the Offering; and

●	Working with Company personnel and counsel in providing information to the extent necessary.

For these services, we have agreed to pay Broker:

●	A one-time $20,750 setup payment for accountable expenses for the provision of compliance services and pre-offering analysis; and

●	A 4.5% commission for investors sold in the Offering.

The maximum compensation to be paid to Broker is $3,395,750 for its services described above, if the offering is fully subscribed.

Technology Services

The Company has also engaged Novation Solutions Inc. O/A DealMaker, an affiliate of Broker, to create and maintain the online subscription processing platform for the Offering.

After the qualification by the Commission of the Offering Statement of which this Offering Circular is a part, this Offering will be conducted using the online subscription processing platform of DealMaker through our website at http://invest.meridianvetre.com/ whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third party processor by ACH debit transfer or wire transfer or credit card to an account we designate. There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and our acceptance of such subscriptions.

For these services, we have agreed to pay DealMaker:

●	A one-time $5,000 setup payment and monthly payment of $2,000 for a period of up to three months (a total of $6,000) for accountable expenses for infrastructure for the self-directed roadshow;

●	A $2,000 monthly hosting, maintenance, marketing, and advisory fee, to a maximum of $18,000.

The aggregate fees payable to the Broker and its affiliates, including the fees described above and additional fees described in the agreement relating to technology services will not exceed the Maximum Offering Amount of $3,424,750 (4.57%). We have also agreed to pay directly to third parties not affiliated with Broker, all third-party costs, including, but not limited to, charges payable to payment processors, interchange networks, banks, and other vendors.

The Broker has not investigated the desirability or advisability of investment in the Common Stock, nor approved, endorsed or passed upon the merits of purchasing the Common Stock. Under no circumstances will the Broker recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. The Broker does not purchase any securities from the Company with a view to sell those for the Company as part of the distribution of the security. Broker is not distributing any Offering Circulars or making any oral representations concerning this Offering Circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company. Not withstanding the forgoing, Novation Solutions, Inc., an affiliate of the Broker, as defined herein, has been retained to facilitate subscription and investment for the offering through its portal, for which it will be paid a fee.

Investor Processing Fee

Investors will be required to pay an Investor Processing Fee to the Company at the time of the subscription to help offset transaction costs equal to 3.5% of the subscription price per Share (the “Investor Processing Fee”). This fee is also subject to the cash commission calculation charged by DealMaker Securities. These expenses are included in the maximum compensation set forth above. The Company may waive the requirement to pay the Investor Processing Fee, on a case-by-case basis, for any reason or no reason at all.

Investor Suitability Standards

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

In addition to the foregoing, each prospective investor must represent  in writing that they meet, among other things, all of the following requirements:

●	The prospective investor has received, reviewed, and understands this Offering Circular and its exhibits, including our operating agreement;

●	The prospective investor understands that an investment in interests involves substantial risks;

●	The prospective investor’s overall commitment to non-liquid investments is, and after their investment in interests will be, reasonable in relation to their net worth and current needs;

●	The prospective investor has adequate means of providing for their financial requirements, both current and anticipated, and has no need for liquidity in this investment;

●	The prospective investor can bear the economic risk of losing their entire investment in interests;

●	The prospective investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in interests; and

●	Except as set forth in the subscription agreement, no representations or warranties have been made to the prospective investor by the Company or any partner, agent, employee, or affiliate thereof, and in entering into this transaction the prospective investor is not relying upon any information, other than that contained in the offering statement of which this offering circular is a part, including its exhibits.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

We will be permitted to make a determination that the subscribers of Shares in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our Shares may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our Shares.

How to Subscribe

The offering will be conducted using the online subscription processing platform of Novation Solutions Inc. O/A DealMaker (“Technology Provider”), an affiliate of the Broker, through our website at http://invest.meridianvetre.com/ whereby investors in the offering will receive, review, execute, and deliver subscription agreements electronically. Payment of the purchase price for the Shares will be made through a third-party processor by ACH debit transfer or wire transfer or credit card to an account designated by us. In order to invest, you will be required to subscribe to the offering via the Company’s website integrating DealMaker’s technology and agree to the terms of the offering, subscription agreement, and any other relevant exhibit attached thereto.

The Technology Provider is not participating as an underwriter or placement agent of this offering and will not solicit any investments, recommend our securities, provide investment advice to any prospective investor, or distribute this offering circular or other offering materials to potential investors. All inquiries regarding this offering should be made directly to us.

Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only; checks will not be accepted. Investors will subscribe via the Company’s website and investor funds will be processed via DealMaker’s integrated payment solutions. Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for 90 days).

Investors will be required to complete a subscription agreement in order to invest. Any potential investor will have time to review the subscription agreement, along with their counsel, prior to making any final investment decision. The subscription agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, excluding any claim under federal securities laws. If the Company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Broker will review all subscription agreements completed by investors. After Broker has completed its review of a subscription agreement for an investment in the Company, and the Company has elected to accept the investor into the offering, the funds may be released to the Company.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to: in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount. Investors will be required to agree to indemnify our Company for misrepresentations of the investor within the subscription agreement or supplemental disclosures. Nonetheless, we may not require, and are not requiring, investors to waive any claims or remedies they may have against our Company under the Securities Act or Exchange Act. Once an investor’s interests have been issued, the investor will become a shareholder of our Company.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular supplement” that may add, update or change information contained in this Offering Circular. We must also file annual amendments while this offering is active to update our financial statements and material disclosures. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement or amendment. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of the Shares offered hereby and the intended uses of such proceeds over an approximate12 month period. It is possible that we may not raise the entire $75,000,000 in Shares being offered through this Offering Circular. In such case, we will reallocate the use of proceeds as the Board of Directors deems to be in the best interests of the Company in order to effectuate its business plan. The intended use of proceeds are as follows:

Capital Sources and Uses

	100%	75%	50%	25%
Gross Offering Proceeds	$75,000,000	56,250,000	37,500,000	18,750,000
Offering Costs (1)	$3,424,750	2,581,000	1,737,250	893,500
Payment Processing (2)	$1,500,000	1,125,000	750,000	375,000
Use of Net Proceeds:	$70,8075,250	52,544,000	35,012,750	17,481,500
Project Investments	$68,025,000	51,018,750	34,012,500	16,556,500
Ongoing legal and accounting fees	$375,000	375,000	375,000	375,000
Working Capital (2)	$1,675,250	1,550,250	625,250	550,000

Notes:

(1)

DealMaker Securities LLC, referred to herein as the Broker, is engaged for administrative and compliance related services in connection with this Offering, and to act as broker of record. The Broker and its affiliates will receive certain fees for consulting, transfer agent and technology services. In addition, we will incur additional fees relating to this offering, including, but not limited to, marketing, accounting and legal fees. The Broker will receive a maximum cash compensation equal to four and 90/100ths percent (4.9%) of the amount raised in the Offering.

(2)	Payment Processing cost is the cost presented by third-parties that are not the Broker or affiliates that charge for the processing of the payments from the investors to the Company. This cost is estimated at 2% of the gross amount raised.

(3)	Working capital includes such things as investment in technology, marketing, payroll, sales development, operations, repayment for Company financing arrangements as they come due, legal and accounting fees related to this offering, ongoing fees related to this offering, insurance costs, and other typical operating costs. Proceeds from the sales of properties acquired through these raise proceeds may be put into operations or redeployed toward Project Investments.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DESCRIPTION OF BUSINESS

Organization

The Company was incorporated in Delaware on November 14, 2024.

There is currently no trading market for our securities, and none is likely to develop in the near future. We qualify as an Emerging Growth Company under the JOBS Act, which will entitle us to reduced reporting obligations for a limited period of time in the future should we become subject to the reporting requirement under the Exchange Act.

Our principal executive offices are located at 3811 Turtle Creek Boulevard, Suite 875, Dallas, Texas 75219 and our telephone number is (214) 651-4000.

Business Operations

We were formed to (i) acquire or develop specialty and emergency veterinary hospitals and other related pet wellness projects (“Project Investments”) through the Project Companies for investment purposes (with any development expected to consist of either the ground-up development of a new Project or the re-development of existing improvements and conversion into a Project), (ii) lease each Project to a highly qualified veterinary specialty hospital operator or animal care facility operator (the “Operator”), or, in the case of an existing leased Project, assume the relevant lease or leases, and (iii) obtain a return on each Project Investment for the Company through distributions of available cash flow derived from the rent payments under such lease and realize capital appreciation upon the eventual sale, exchange, refinancing, recapitalization or other disposition of each such Project.

Intellectual Property

We do not own any intellectual property as of the date of this Offering Circular.

Employees

As of the date of this Offering Circular, the Company does not have any employees. We currently intend that all persons providing services to us in an “employee” capacity will be leased to us from Meridian and that Meridian will pay their compensation without reimbursement from the Company unless the time allocated by such persons to the Company’s business warrants reimbursement to Meridian, in which case such expenses will be reimbursed at Meridian’s cost. Notwithstanding the foregoing, the Company may engage employees and contractors as needed or deemed appropriate by our management in the future.

Reports to Security Holders

We are required to keep appropriate books of the business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by our Board of Directors in accordance with the Internal Revenue Code. We will file with the SEC periodic reports as required by applicable securities laws.

Under the Securities Act, we must update this Offering Circular upon the occurrence of certain material events. We will file updated Offering Circulars and Offering Circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are offered pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the SEC. We will provide such documents and periodic updates electronically through the SEC’s EDGAR system at www.sec.gov. We will provide holders with copies via email or paper copies at any time upon request.

Transfer Agent

We have engaged DealMaker Transfer Agent LLC as our transfer agent.

Bankruptcy, Receivership, Etc.

Not applicable.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings in which we are involved.

Reclassification, Merger, Consolidation, Etc.

Not applicable.

DESCRIPTION OF PROPERTY

The Company does not currently own any real property and shares its corporate offices with Meridian at 3811 Turtle Creek Boulevard, Suite 875, Dallas, Texas 75219. We believe that all such property has been adequately maintained, is generally in good condition, and is suitable and adequate for our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Since its formation on November 14, 2024, our Company has been engaged primarily in formulating its business plan and developing the financial, offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced.

Operating Results

We have not generated any revenues. We do not intend to generate revenues for at least three months after the offering commences.

Liquidity and Capital Resources

As of April 7, 2025, our Company did not have cash or cash equivalents or assets that can be liquidated. We do not currently have any significant capital commitments, except the agreement to repay Meridian for offering expenses incurred on our behalf which will be repaid through offering proceeds. Our sole source of capital until we make Project Investments that generate revenues are planned to be monies raised through this offering.

Plan of Operations

We have not commenced operations, are not capitalized and have no assets or liabilities. We intend to fund our first Project Investment within 6 months after the offering commences. The number of Project Investments that the Company will be able to finance over its first 12 months will depend on the amount we are able to raise in this offering.

We believe that the proceeds from this offering will satisfy our cash requirements for more than the next 12 months to implement the foregoing plan of operations.

Trends

According to the Strategic Insights for the Pet Industry – Pet Owners 2023 and Beyond and the APPA National Pet Owners Survey, reports authored by the American Pet Products Association, Inc. (“APPA”), the United States population of companion animals is approximately 207 million, including about 184 million dogs and cats. APPA estimates that approximately $136.8 billion was spent in the United States on pets in 2022 for veterinary care, supplies, medicine and boarding and grooming. Preliminary calculations indicate approximately $143.6 billion was spent in 2023, with a projected $150.6 billion of spending on pets in 2024. The survey indicated that the ownership of pets is widespread. Currently, 63% of U.S. households have pets which means 180 million adult consumers live in 86.9 million households that own a pet. Specifically, 65 million households had at least one dog and 47 million households had at least one cat. Potential investors can access the APPA study at

https://www.americanpetproducts.org/docs/default-source/admin/appa-soi-2024_preview.pdf?sfvrsn=e30aff4b_1

The Company believes that the size and prevalence of companion animals in the United States provides a unique investment opportunity in the animal healthcare industry. In particular, the Company’s interest in pursuing real estate investments tied to veterinary specialty services is due to many compelling factors with respect to the animal healthcare industry. These factors include (i) a significantly higher specialty practice revenue model and higher expected EBITDA margin versus general veterinary practices, (ii) a larger market capture rate for specialty services and emergency care facilities of 15-25 miles compared to 2-3 miles for general practices, and (iii) greater average annual practice revenue growth rates. In 2021 only 6% of all veterinary practices nationally were veterinary specialty hospitals but these specialty hospitals accounted for nearly 14% of the estimated $49 billion in total veterinary service revenues. Specialty service revenues have grown at an average annual rate of approximately 11.3%.

In addition, there is a growing awareness among pet owners of pet health and the availability of preventative care and veterinary specialty services. Technological advances are being made in animal healthcare on pace with such advances in human healthcare and, as a result, more sophisticated diagnostic testing, imaging, equipment and treatments are available for companion animals. These new and increasingly complex procedures and diagnostic tests (including laboratory testing and advanced imaging) and pharmaceuticals are gaining wider acceptance as pet owners are exposed to these previously unconsidered treatment programs through their exposure with this technology in human healthcare, and through literature and marketing programs sponsored by large pharmaceutical and pet nutrition companies. Veterinary specialists provide advanced medicine and high quality care particularly in surgery, oncology, neurology, cardiology, dermatology and internal medicine. Pet owners consider their pets to be members of the family so they are increasingly seeking more advanced care than can be provided by general practitioners. As the increased “humanization” of pets continues, the Company believes growth in the veterinary specialty services industry should expand further with an increased pet population penetration rate and anticipated spend per pet.

Currently, veterinary specialty practice visits account for approximately 4.8% of all veterinary visits, which compares to human specialist visits at approximately 53% of all human medicine visits. the Company believes that the veterinary specialty services industry is poised for significant growth in the coming years should pet visit levels converge with human visit levels even slightly. Veterinary specialty medicine is also expected to grow naturally with human population growth as the number of pets per human in the United States has remained at approximately 0.6 per person. Advanced healthcare for pets will result in longer and healthier lives for pets and further fuel the expected overall revenue growth in veterinary specialty services.

The Company also believes that currently expensive medical procedures will become more affordable as companion animal health insurance continues to evolve. In addition, even as treatments available in veterinary medicine become more complex, prices for veterinary services typically remain a low percentage of a pet owner’s income, facilitating payment at the time of service. Unlike the human healthcare industry, providers of veterinary services are not dependent on third-party payers to collect fees for services. As such, providers of veterinary services typically do not have the problems of extended payment collection cycles or pricing pressures from third-party payers faced by human healthcare providers.

Historically and in many markets, the “condo” model of veterinary specialty services has been typical. In the condo model, a group of individual specialists operate separately, but in close proximity to one another. These practices have separate operational, accounting and other systems as well as personnel. As veterinarians are now graduating with greater debt loads, a startup practice which entails significant costs has become less desirable for young veterinarians than joining an existing practice that offers starting salaries at an average of $105,000 per year. Further, there has been a long term shift in the demographics and ownership aspirations of graduating veterinarians, with approximately 80% of veterinary school enrollment now female in what was historically a male dominated industry. Fewer than 50% of the female graduates have aspirations of owning a practice. In addition, young veterinarians show a growing trend to pursue post-graduate training. These two fundamental changes support the growth of specialized companion animal healthcare in a corporate platform environment.

The Company believes that the facts and trends outlined above, together with the fragmented existing specialty services market, indicate a shift away from the condo model to a single practice model that provides multiple discipline specialty services in a single facility. There are several veterinary specialty service providers in the United States that operate specialty and emergency clinics that depend on referrals from the community of general practitioners. This model provides a platform for operational efficiency, a collaborative approach to animal healthcare, on-site proximity to a variety of specialists and access to advanced medicine through affiliated practices in numerous markets. Many such specialty service providers offer educational opportunities through internships and residency programs, grooming new veterinarian school graduates for the future. Veterinarians practicing in a single-facility multi-discipline specialty practice are allowed to focus on animal healthcare with a significantly reduced administrative burden. Furthermore, the Company believes that a focus on client and referral partner experience at the facility level, through communication and improved patient outcomes, will drive increasing revenues.

The practice of veterinary medicine is subject to seasonal fluctuation. In particular, demand for veterinary services is significantly higher during the warmer months because pets spend a greater amount of time outdoors, where they are more likely to be injured and are more susceptible to disease and parasites. In addition, use of veterinary services may be affected by levels of infestation of fleas, heartworms and ticks, and the number of daylight hours.

The availability of advanced healthcare for companion animals has also resulted in significant increases in the average lifespan of dogs and cats. The increased lifespan comes with the usual maladies of aging and the need for additional medical treatments.

The facts and trends described above have been obtained through research from multiple sources including APPA, Association of American Veterinary Medical Colleges, Specialty Veterinary Partners and American Veterinary Medical Association publications, Felsted Veterinary Consultants, Inc., IBIS World Research, University of California; specialty and emergency salaries; Nationwide Purdue Veterinary Price Index (2015-2017) and US Bureau of Labor Statistics.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Our Board of Directors is elected annually by our shareholders. The Board of Directors elects our executive officers annually.

Our directors and executive officers as of the date of this Agreement are as follows:

Name	Position	Age	Term of Office
Curtis R. Boisfontaine, Jr.	President, Director	65	December, 2024 – Present

David K. Ronck	Secretary, Treasurer, Director	65	December, 2024 – Present

Curtis R. Boisfontaine, has been active in the real estate investment industry since 1984. From 1984-1988 he was associated with the Dallas, Texas based Preston Carter Company, a local property management and investment sales firm. From 1988-1991, he was employed by Landmark Land Company as Executive Vice President and Director of real estate acquisitions for Landmark Land Company’s Affiliate, Oak Tree Capital, Inc. From 1991 to the 1994, he has served as Chief Executive Officer of Dallas-based Hampton Real Estate Group and as President of Meridian Capital Corporation. Mr. Boisfontaine formed Meridian Realty Advisors, L.P. (“Meridian”) in 1994 and has served as its President and CEO since its formation. Mr. Boisfontaine completed his formal education in 1981 at Tulane University where he studied economics.

David K. Ronck, is a Certified Public Accountant in the State of Texas and has been involved in the real estate industry since 1985. From 1985 through 1990 he served as Chief Financial Officer with The Cambridge Companies, Senior Vice President of Finance at Bright Realty Corporation and as a Senior Asset Manager with the J. E. Robert Companies. In late 1990, Mr. Ronck assumed the position of Chief Operating Officer of Gordon Investment Corporation’s U.S. real estate subsidiary, and held that position until joining Meridian in 1995, where he serves as President of Meridian Realty Advisors, L.P. Mr. Ronck, who is the President of MRA, Inc., began his career as an accountant with the accounting firm of Arthur Andersen & Co., and holds a Bachelor of Science degree in Accounting from Oklahoma State University.

Board Committees

We have not established any committees of the Board of Directors.

Family Relationships

There are no familial relationships between any of our officers and directors.

Director or Officer Involvement in Certain Legal Proceedings

Our current directors and executive officers have not at any time in the past five (5) years been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) and no petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any such officers or directors, or any partnership in which they were a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Code of Ethics

We have not adopted a Code of Ethics.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

As of the date of this offering circular, we have not paid any compensation to our officers and directors and do not intend to pay any such compensation in the near future. Our officers and directors will receive compensation from Meridian for their services to Meridian and its subsidiaries. Notwithstanding the foregoing, we may reimburse Meridian for employee time should our leased employees spend significant time on our operations.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

As of the date of this Offering Circular, we have issued one Share to each Director, representing 100% of our outstanding Shares, which will be redeemed by the Company upon issuing Shares in this Offering.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described herein (or within the section entitled Executive Compensation of this prospectus), none of the following parties (each a “Related Party”) has, since inception to the period ended April 7, 2025, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;

●	any nominee for election as a director;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Meridian and/or its affiliates have paid for all of the Company’s offering expenses, which will be reimbursed by the Company.

The Company has issued one Share to each Director at par value.

Conflicts of Interest

The investors must rely on the general fiduciary standards and other duties that may apply to our management to prevent unfairness by any of the aforementioned in a transaction with the Company.

There may be conflicts of interests between the Company, its management and investors. Our officers and directors are officers and/or directors of Meridian and may serve as management for its SPEs. Investors will have no right to participate in such entities or have any rights to the assets or operations of Meridian or its SPEs or any other entities owned or managed by our management. To the extent our management is required to spend time on management of such entities, they may not be able to devote full-time to the Company’s operations. Our management will try to balance our interests with their duties to other entities. However, to the extent that such persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to our investors and the value of our interests.

Certain legal, accounting and other advisors of the Company may also serve as representatives or agents of Meridian, or affiliates. As a result, conflicts of interests could arise and in such cases, such representatives or agents may have to withdraw from representation of the Company if such conflicts cannot be resolved.

The Company does not have any formal policies in place to resolve conflicts of interest.

SECURITIES BEING OFFERED

The following description is a summary of the material rights of shareholders. Shareholder rights are dictated via the Company’s Certificate of Incorporation and Bylaws, each as amended from time to time. The foregoing documents have been filed as exhibits to this Offering Statement.

None of our securities are currently listed or quoted for trading on any national securities exchange or national quotation system.

Common Stock

We are authorized to issue 10,000,000 Shares of Common Stock. As of the date of this Offering Circular, the Company has issued one share to each Director.

Each Share entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Shareholders may take action by written consent.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up provisions, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends to common shareholders since our inception.

Disclosure of commission position on indemnification for securities liabilities

The Company’s Bylaws and Certificate, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify its officers and directors against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Company if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, may be unenforceable.

Dividends

We have not paid any dividends to date. Holders of Common Shares are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.

Important Provisions of Delaware Law and Our Certificate And Bylaws

The following is a summary of important provisions of the DGCL, our Certificate and our bylaws, copies of each of which are available upon request. See “Available Information.”

The Board of Directors

Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the DGCL (currently, one) nor more than five. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors may be filled by a majority of our entire board of directors.

Removal of Directors

Our Certificate provide that a director may be removed only for cause (as defined in the Certificate) and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

Liability and Indemnification of Officers and Directors

Delaware law permits a Delaware corporation to include in its Certificate a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our Certificate contain such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Delaware law.

Our Certificate authorize us, to the maximum extent permitted by Delaware law, to indemnify any present or former director or officer or any individual who, while our director and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his status as a present or former director or officer of ours and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Delaware law, to indemnify any present or former director or officer or any individual who, while our director and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of ours and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Certificate and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of ours or a predecessor of ours.

Business Combinations

Because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Company Law, which generally, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

A business combination between the Company and an interested stockholder must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of voting stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

Amendment to Our Certificate

Our Certificate generally may be amended only by the affirmative vote of the holders of not less than a majority vote of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by our board of directors or (iii) by a stockholder of record who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws.

Anti-Takeover Effect of Certain Provisions of Delaware Law and Our Charter and Bylaws

The business combination provisions, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in the control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

ERISA CONSIDERATIONS

Each respective member that is an employee benefit plan or trust (an “ERISA Plan”) within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), or an individual retirement account (“IRA”) or Keogh Plan subject to the Internal Revenue Code, should consider the matters described below in determining whether to invest in the Company.

In addition, ERISA Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in the Company plays in such ERISA Plan’s portfolio, taking into consideration (i) whether the investment is reasonably designed to further the ERISA Plan’s purposes, (ii) an examination of the risk and return factors, (iii) the portfolio’s composition with regard to diversification, (iv) the liquidity and current return of the total portfolio relative to the ERISA Plan’s objectives and (v) the limited right of members to withdraw all or any part of their capital accounts or to transfer their interests in the Company.

If the assets of the Company were regarded as “plan assets” of an ERISA Plan, an IRA, or a Keogh Plan, our Manager of the Company would be a “fiduciary” (as defined in ERISA) with respect to such plans and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA. Moreover, other various requirements of ERISA would also be imposed on the Company. In particular, any rule restricting transactions with “parties in interest” and any rule prohibiting transactions involving conflicts of interest on the part of fiduciaries would be imposed on the Company which may result in a violation of ERISA unless the Company obtained an appropriate exemption from the Department of Labor allowing the Company to conduct its operations as described herein.

Regulations adopted by the Department of Labor (the “Plan Regulations”) provides that when a Plan invests in another entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that, among other exceptions, the equity participation in the entity by “benefit plan investors” is not “significant.” The Pension Protection Act of 2006 amended the definition of “benefit plan investors” to include only plans and plan asset entities (i.e., entities that are themselves deemed to hold plan assets by virtue of investments in them by plans) that are subject to part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code. This new definition excludes governmental, church, and foreign benefit plans from consideration as benefit plan investors.

Under the Plan Regulations, participation by benefit plan investors is “significant” on any date if, immediately after the last acquisition, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The Company intends to limit the participation in the Company by benefit plan investors to the extent necessary so that participation by benefit plan investors will not be “significant” within the meaning of the Plan Regulations. Therefore, it is not expected that the Company assets will constitute “plan assets” of plans that acquire interests.

It is the current intent of the Company to limit the aggregate investment by benefit plan investors to less than 25% of the value of the members’ membership interests so that equity participation of benefit plan investors will not be considered “significant.” The Company reserves the right, however, to waive the 25% limitation.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY OUR COMPANY OR ITS OFFICERS, DIRECTORS, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT TAX LAW.

EXPERTS

Our financial statements for the period from inception to the date of this Agreement included in this offering circular have been audited by SetApart Accountancy Corp., as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the interests offered by this Offering Circular. This Offering Circular does not contain all of the information included in the Offering Statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the interests to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. Upon the qualification of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the Offering Statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We will answer inquiries from potential investors concerning the interests, the Company and other matters relating to the offer and sale of the Shares under this Offering Circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Requests and inquiries regarding this offering circular should be directed to:

Meridian Veterinary Investors, Inc.

3811 Turtle Creek Boulevard, Suite 875

Dallas, Texas 75219

Email: dronck@meridiancap.com

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

FINANCIAL STATEMENTS

INDEX OF FINANCIAL INFORMATION

Independent Accountant’s Audit Report on Financial Statements

Statement of Financial Condition

Statement of Operations

Statement of Cash Flows

Statement of Changes in Members’ Capital

Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

MERIDIAN VETERINARY INVESTORS INC.

Audited Financial Statements

as of and for the period ended

November 14, 2024 (Inception Date)

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Meridian Veterinary Investors Inc.

Wilmington, Delaware

Opinion

We have audited the financial statements of Meridian Veterinary Investors Inc., which comprise the balance sheet as of November 14, 2024 (Inception Date), and the related statement of operations, changes in stockholders’ equity, and cash flows for the period ended November 14, 2024 (Inception Date) and the related notes to the financial statements (collectively, the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Meridian Veterinary Investors Inc. as of November 14, 2024 (Inception Date), and the results of its operations and its cash flows for the period ended November 14, 2024 (Inception Date) in accordance with accounting principles generally accepted in the United States of America.

Going Concern

As discussed in Note 8, certain conditions indicate that the Company may be unable to continue as a going concern.  The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Meridian Veterinary Investors Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Meridian Veterinary Investors Inc.’s ability to continue as a going concern for a period of twelve months from the date of issuance of these financial statements.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Meridian Veterinary Investors Inc.’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events considered in the aggregate that raise substantial doubt about Meridian Veterinary Investors Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Other Matter – Special Purpose Vehicle

The financial statements presented in this report are those of a Special Purpose Vehicle (SPV) and are intended to reflect the financial position and performance of the SPV itself on a stand-alone basis.

January 02, 2025

Los Angeles, California

Balance Sheet

As Of Inception (USD $ in Dollars)	November 14, 2024

ASSETS
Current Assets:
Cash & Cash Equivalents	$-
Total Current Assets	-
Total Assets	$-

LIABILITIES AND STOCKHOLDER’S EQUITY

Total Liabilities	$-

STOCKHOLDER’S EQUITY
Common Stock	-
Accumulated Profit/(Deficit)	-
Total Stockholder’s Equity	-
Total Liabilities and Stockholder’s Equity	$-

See accompanying notes to financial statements.

Statement of Operations

For The Period Ended (USD $ in Dollars)	November 14, 2024

Net Revenue	$-
Cost Of Goods Sold	-
Gross Profit/(Loss)	-

Operating Expenses
General And Administrative	-
Total Operating Expenses	-
Net Operating Income/(Loss)	-

Interest Expense	-
Other Income/(Loss)	-
Income/(Loss) Before Provision For Income Taxes	-
Provision/(Benefit) For Income Taxes	-
Net Income/(Net Loss)	$-

See accompanying notes to financial statements.

Statement of Changes in Stockholders’ Equity

	Common Stock		Accumulated	Total Stockholder’s
(USD $ in Dollars)	Shares	Amount	Profit/(Deficit)	Equity
Balance—As of Inception November 14, 2024	-	$-	$-	$-
Issuance of Common Stock	-	-	-	-
Net Income/(Loss)	-	-	-	-
Balance—November 14, 2024	-	$-	$-	$-

See accompanying notes to financial statements.

Statement of Cash Flows

For The Period Ended (USD $ in Dollars	November 14, 2024

CASH FLOW FROM OPERATING ACTIVITIES
Net Income/(Loss)	$-
Net Cash Provided By/(Used In) Operating Activities	-

CASH FLOW FROM INVESTING ACTIVITIES
Net Cash Provided By/(Used In) Investing Activities	-

CASH FLOW FROM FINANCING ACTIVITIES
Net Cash Provided By/(Used In) Financing Activities	-

Change In Cash and Cash Equivalents	-
Cash and Cash Equivalents—Beginning of The Period	-
Cash and Cash Equivalents—End of the Period	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During The Year For Interest	$-

See accompanying notes to financial statements.

Notes to Financial Statements

NATURE OF OPERATIONS

Meridian Veterinary Investors Inc. was formed on November 14, 2024, as a Delaware Corporation. The financial statements of Meridian Veterinary Investors Inc. (which may be referred to as the “Company”, “we”, “us”, or “our”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are located in Dallas, Texas.

Meridian Veterinary Investors Inc. is a special purpose vehicle (“SPV’’) established to facilitate investor aggregation for Regulation A fundraising. After a successful crowdfunding round under Regulation A, the SPV will purchase securities of Meridian Veterinary Holdings, LLC which in turn will acquire a specialty veterinary hospital located in Chicago, Illinois, on behalf of the investors.

summary of SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP” and “US GAAP”).

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”). The Company has adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with United States GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash in banks. The Company’s cash is deposited in demand accounts at financial institutions that management believes are creditworthy. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of November 14, 2024, the Company’s cash and cash equivalents did not exceed FDIC-insured limits.

Revenue Recognition

The Company is currently pre-revenue and will follow the provisions and the disclosure requirements described in ASU 2014-09, also referred to as Topic 606. Revenue recognition, according to Topic 606, is determined using the following steps:

1)	Identification of the contract, or contracts, with the customer: the Company determines the existence of a contract with a customer when the contract is mutually approved; the rights of each party in relation to the services to be transferred can be identified, the payment terms for the services can be identified, the customer has the capacity and intention to pay and the contract has commercial substance.

2)	Identification of performance obligations in the contract: Performance obligations consist of a promised in a contract (written or oral) with a customer to transfer to the customer either a good or service (or a bundle of goods or services) that is distinct or a series of distinct goods or services that are substantially the same and that have the same pattern of transfer to the customer.

3)	Recognition of revenue when, or how, a performance obligation is met: Revenues are recognized when or as control of the promised goods or services is transferred to customers.

Income Taxes

The Company is a C corporation for income tax purposes. The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The Company records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense. The Company records tax positions taken or expected to be taken in a tax return based upon the amount that is more likely than not to be realized or paid, including in connection with the resolution of any related appeals or other legal processes. Accordingly, the Company recognizes liabilities for certain unrecognized tax benefits based on the amounts that are more likely than not to be settled with the relevant taxing authority. The Company recognizes interest and/or penalties related to unrecognized tax benefits as a component of income tax expense.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be creditworthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments included in current assets and current liabilities (such as cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value due to the short-term nature of such instruments).

The inputs used to measure fair value are based on a hierarchy that prioritizes observable and unobservable inputs used in valuation techniques. These levels, in order of highest to lowest priority, are described below:

Level 1—Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2—Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3—Unobservable inputs reflecting the Company’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

Subsequent Events

The Company considers events or transactions that occur after the balance sheet date but prior to the issuance of the financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through January 02, 2025, which is the date the financial statements were issued.

3. Stockholders’ EQUITy

The Company is authorized to issue 10,000,000 shares of Common Stock at a par value of $0.0001 per share. As of November 14, 2024, no shares of Common Stock have been issued and are outstanding.

4. DEBT

The company has no debt outstanding as of November 14, 2024.

Related Party

There are no related party transactions as of November 14, 2024.

Income taxes

The provision for income for the period ended November 14, 2024, is as follows:

For The Period Ended November 14,	2024
Net Operating Loss	$-
Valuation Allowance	-
Net Provision for Income Tax	$-

Significant components of the Company’s deferred tax assets and liabilities as of November 14, 2024, are as follows:

As of November 14,	2024
Net Operating Loss	$-
Valuation Allowance	-
Total Deferred Tax Asset	$-

The company is a new entity formed on November 14, 2024, and does not currently have any taxable income or deferred tax assets. As the company generates future taxable income, it will assess the possibility of utilizing Net Operating Loss (NOL) carryforwards for tax purposes. The federal net operating loss carryforward is subject to an 80% limitation on taxable income, does not expire, and will carry on indefinitely. However, since the company is in its initial stages, it’s too early to determine if sufficient taxable income will be generated to benefit from future tax deductions related to potential deferred tax assets.

The company recognizes the impact of a tax position in its financial statements only if it’s more likely than not to be sustained upon examination by tax authorities based on the technical merits of the position. As of its inception date (November 14, 2024), the company has no prior operations and, consequently, no unrecognized tax benefits or accrued interest and penalties related to uncertain tax positions.

Commitments and Contingencies

Contingencies

The Company’s operations are subject to various local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or loss of permits that could result in the Company ceasing operations.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of November 14, 2024, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

GOING CONCERN

The Company has recently commenced operations and will incur significant additional costs to generate revenues sufficient to sustain operations. The Company might not have sufficient liquid assets to fulfill its obligations in the near future. These matters raise substantial doubt over the Company’s ability to continue as a going concern. Over the next twelve months, the Company intends to fund its operations from the proposed Regulation Crowdfunding campaign, additional debt, and/or equity financing as deemed necessary. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain sufficient amounts of additional capital, the Company may be required to reduce the scope of development, which may harm the operations, financial condition, and operating results. These financial statements do not include any adjustments resulting from these uncertainties.

Subsequent events

Subsequent to November 14, 2024 (Inception Date), the Company issued 500 shares of common stock with par value of $0.0001 at a strike price of $1.00 per share. As of the date these financials were available to be issued, the Company had 500 shares of common stock issued and outstanding.

EXHIBITS

The following exhibits are filed with this Offering Circular:

Exhibit	Description
2.1	Certificate of Incorporation, as amended
2.2	Bylaws
4.1	Form of Subscription Agreement
6.1	Contract with DealMaker related entities
11.1	Consent of Auditor
12.1	Opinion of Legality from Thompson Hine LLP

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 7, 2025.

Meridian Veterinary Investors, Inc.

April 7, 2025	By:	/s/ David K. Ronck
	Name:	David K. Ronck
	Title:	Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Offering Circular has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Curtis R. Boisfontaine, Jr.	President, Director	April 7, 2025

/s/ David K. Ronck	Director	April 7, 2025